Exhibit 99.2
Z&Z Medical Holdings, Inc.
(A Developmental Stage Company)
Index to Financial Statements

Balance Sheets as of March 31, 2010 and December 31, 2009

Statements of Operations for the three Months ended March 31, 2010 and 2009, and for the period December 13, 2006 (Inception) through March 31, 2010

Statements of Cash Flows for the three months ended March 31, 3010 and 2009, and for the period December 13, 2006 (Inception) through March 31, 2010

Notes to Financial Statements

 Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Balance Sheets

ASSETS
	March 31,	December 31,
	2009	2009
Current Assets:	(Unaudited)
Cash	$123,734	$28,047
Total current assets	123,734	28,047
Equipment, net	955	-
Intellectual property rights	572,867	572,867

Total Assets	$697,557	$600,914

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$214,589	$211,859

Total current liabilities	214,589	211,859
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.001 per share, 20,000,000 shares authorized; 9,873,050 and 9,218,050 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	9,873	9,218
Additional paid-in capital	892,626	565,782
Deficit accumulated during the development stage	(419,531)	(385,945)
Total stockholders' equity	482,968	189,055
Total Liabilities and Stockholders' Equity	$697,557	$600,914

See accompanying notes, which are an integral part of the financial statements.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Statements of Operations
For the three Months Ended March 31, 2010 and 2009
And for the period from December 13, 2006 (Inception) through March 31, 2010

	Three Months ended	Three Months ended	December 13, 2006
	March 31,	March 31,	(Inception) through March
	2010	2009	31, 2010

Revenues:	$-	$-	$-
Expenses:
General and administrative	32,633	3,163	420,268
Loss from operations:	(32,633)	(3,163)	(420,268)
Interest income	6	108	1,696
Provision for income taxes:	959	-	959
Net loss:	$(33,586)	$(3,055)	$(419,531)
Net loss per share attributable to commons shares – Basic and Diluted:	$(0.00)	$(0.00)	-
Weighted average number of shares outstanding:	9,583,050	8,918,050	-

See accompanying notes, which are an integral part of the financial statements.

  Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Statements of Cash Flows
For the Three Months Ended March 31, 2010 and 2009
and for the period December 13, 2006 from (Inception) through March 31, 2010

	Three Months ended		December 13, 2006
	March 31,		(Inception) through March
	2010	2009	31, 2010
Operating Activities:
Net Loss	$(33,586)	$(3,055)	$(419,531)
Adjustments to reconcile net income		-
to net cash (used) provided by operating activities
Depreciation and amortization	87		87
Changes in operating assets and liabilities
Accounts payable and accrued expenses	(197,271)	17,323	14,589
Net Cash (Used) Provided by Operating Activities	(230,770)	14,268	(404,855)
Investing Activities:
Equipment	(1,042)	-	(1,042)
Acquisition of intellectual property	-	(52,323)	(372,868)
Net Cash Used in Investing Activities	(1,042)	(52,323)	(373,910)
Financing Activities:
Proceeds from issuance of common stock	327,500	-	902,500
Net Cash Provided by Financing Activites	327,500	-	902,500
Net Increase in Cash	95,688	38,056	123,734
Cash - Beginning of Period	28,047	91,370	-
Cash - End of Period	$123,734	$52,314	$123,734

Supplemental Cash Flow Disclosures:
Cash paid during the period for income taxes	$959	$-	$959
Supplemental Disclosures of Non Cash Investing
and Financing Transactions:
Common stock issued in lieu of	$102,500	$-	$102,500
compensation
Common stock issued to founders	$-	$-	$200,000

Notes payable related parties issued in	$(200,000)	$-	$-
exchange for intellectual property
Notes payable related parties issued in lieu of	$-	$-	$100,000
expense reports

See accompanying notes, which are an integral part of the financial statements.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(1)	Description of Business

Z&Z Medical Holdings, Inc. (the “Company” and  / or “Z&Z”) was incorporated in the State of Nevada on December 13, 2006.  On March 3, 2010, the Company reincorporated in Delaware.

The Company owns certain intellectual property (“IP”) consisting of pharmacological compounds and delivery systems for the treatment of cardiovascular disease. The Company plans to develop commercial relationships with third parties for the development, marketing and sale of products based on the IP and to derive revenue through the licensing of the IP to such third parties. The Company plans to further establish the curative aspects of and the licensing value of the Company’s IP reflective of the global market size and impact that its patents-pending pharmacological compounds and delivery systems will have on the world’s largest healthcare market, the cardiovascular diseases market.

On March 26, 2010, we signed an agreement of merger with Trist Holding, Inc. an OTCBB “shell” company traded under the symbol TRHI.  Under the terms of the agreement, a reverse merger will take place whereby the operations of our Company will become the operations of the merged company.  The stockholders of Z & Z will receive approximately 98% of the total outstanding shares of the merger company.  The officers of Z & Z will become the officers of the merged company and three members of our Board of Directors will become directors of the merged company.  Once merged, Trist will change its name to AtheroNova, Inc. to more accurately reflect the healthcare emphasis of the Company.

Concurrent with the merger, a senior convertible debt placement of $1.5 million will be closed with KOM Capital Management.  The debt carries an interest rate of 2.5% per annum and is not due and payable until maturity or upon conversion of the underlying debt, and is payable in cash or common stock.  The debt matures 4 years from the date of issuance if not converted into common stock prior to that date.  The debt is convertible at $0.38 per share, with the total debt representing 3,947,368 shares of the company’s common stock. If the full debt is outstanding for the full term and is paid in common stock, there will be an additional 394,737 shares issued.   As part of the debt placement, warrants to purchase common stock are also issued to the debt holders.  The warrants are exercisable at $0.38 per share and allow for purchase of 1,973,684 shares of our common stock and have an automatic cashless conversion feature if not exercised prior to expiration, which is 4 years after closure of the debt placement.

Both transactions closed on May 14, 2010, please see Subsequent Events Footnote 9.

(2)	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

Use of Estimates

Financial statements prepared in accordance with accounting principles generally accepted in the United States require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Among other things, management has estimated the useful lives of equipment and patents, along with the variables used to calculate the valuation of stock options and warrants using the Black-Scholes option valuation model.  Actual results could differ from those estimates.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At March 31, 2010 and 2009, respectively, the Company had no cash equivalents.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At March 31, 2010, the Company had no amounts in excess of FDIC insured limit. While the Company periodically evaluates the credit quality of the financial institutions in which it holds deposits, it cannot reasonably alleviate the risk associated with the sudden possible failures of such institutions.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from planned operations.  The Company will recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”.   The Company plans to expand the application and development of clinical modalities for the Company’s IP through licensing agreements with select licensing partners to administer therapeutics.  The Company will generate revenues primarily from IP licensing royalties. For licensing activities, revenue from such agreements will be realized over the term and under the conditions of each specific license once all contract conditions have been met. Payments for licensing fees are generally received at the time the license agreements are executed, unless other terms for delayed payment are documented and agreed to between the parties.

Research and Development Costs

Research and development costs consist of expenditures for the research and development of new products and technology. Research and development costs are expensed as incurred.

Intellectual Property

The Company obtained certain intellectual property from two Directors who are also stockholders.  The intellectual property obtained was by assignment effective on December 1, 2006, the date of the initial meeting of the Board of Directors.  Under Staff Accounting Bulletin Topic 5G, “ Transfers of Nonmonetary Assets by Promoters and Shareholders ,” the Company recorded the transaction as an obligation payable to the Directors and stockholders’ at the historical cost basis in the amount of $200,000.   The Company accounts for its intellectual property and patent applications in accordance with ASC 350-30 and ASC 360 (formerly SFAS No. 142, Goodwill and Other Intangible Assets). The Company amortizes the capitalized intellectual property and patent costs on a straight line basis over a period of 19.5 years, management’s estimated legal life of the patents, which approximates their estimated useful life. No amortization expense relating to these assets was recognized for the three months ended March 31, 2010 and 2009, respectively, as the Company is still in the development stage.

Intangible and Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

Intangible and Long-Lived Assets (Continued)

Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance, however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of the Company’s long-lived assets.

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”).  Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740-

10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company maintains a valuation allowance with respect to deferred tax assets.  The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

Stock Based Compensation

The Company uses the fair value recognition provision of ASC 718, “Stock Compensation,” which requires the Company to expense the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments. The Company uses the Black-Scholes option pricing model to calculate the fair value of any equity instruments on the grant date. The Company also uses the provisions of ASC 505-50, “Equity Based Payments to Non-Employees,” to account for stock-based compensation awards issued to non-employees for services. Such awards for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50.

Fair Value of Financial Instruments

The Company adopted ASC topic 820, “Fair Value Measurements and Disclosures” (ASC 820), formerly SFAS No. 157 “Fair Value Measurements,” effective January 1, 2009. ASC 820 defines “fair value” as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(2)	Summary of Significant Accounting Policies (continued)

There was no impact relating to the adoption of ASC 820 to the Company’s financial statements. The carrying amounts of such financial instruments in the accompanying balance sheets approximate their fair values due to their relatively short-term nature. It is management’s opinion that the Company is not exposed to any significant currency or credit risks arising from these financial instruments.

Loss Per Share

Basic loss per share is calculated using the weighted-average number of common shares outstanding during each reporting period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period.

For the three months ended March 31, 2010 and 2009, we excluded any effect of the 1,845,000 and 450,000 outstanding options and warrants, respectively, as their effect would be anti-dilutive.

Recent Accounting Pronouncements

In June 2009, the FASB issued changes to the consolidation guidance applicable to a variable interest entity (VIE). FASB ASC Topic 810, "Consolidation," amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity's economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also requires continuous reassessments of whether an enterprise is the primary beneficiary of a VIE. FASB ASC 810 also requires enhanced disclosures about an enterprise's involvement with a VIE. Topic 810 is effective as of the beginning of interim and annual reporting periods that begin after November 15, 2009. This will not have an impact on the Company’s financial position, results of operations or cash flows.

FASB ASC No. 860 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. This will not have an impact on the Company’s financial position, results of operations or cash flows.

(3)	Development Stage Activities and Going Concern

The Company is currently in the development stage, and its business plan is to develop commercial relationships with third parties for the development, marketing and sale of products based on the IP and to derive revenue through the licensing of the IP to such third parties.

While management of the Company believes that the Company will be successful in its planned operating activities, there can be no assurance that the Company will be successful in the development of its intellectual property, or services that will generate sufficient revenues to sustain the operations of the Company.  The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to commence operations.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has incurred an operating loss since inception, had negative working capital as of March 31, 2010, and 2009, and the cash resources of the Company were insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(4)	Common Stock and Common Stock Warrants

On December 1, 2007, the Company issued 8,468,050 shares of common stock to its founders at approximately $0.02 per share based on the fair value of the shares on the grant date.  During the three months ended March 31, 2010 and 2009, the Company issued 450,000 and 0 shares, respectively, of common stock.  These subsequent issuances of common stock were issued for cash at a per share amount of $0.50.  The Company recognized proceeds from these issuances during the three months ended March 31, 2010 and 2009 of $225,000 and $0, respectively.

The Company also issued warrants exercisable into common stock of the Company.  Certain common stock subscribers also received a warrant to purchase one share of common stock for every subscription share purchased.  The exercise price of these warrants are equal to the price of shares of securities of the Company issued in a subsequent equity financing with an aggregate gross proceeds to the Company of at least $2,500,000. However, in the event the Company’s valuation immediately prior to the financing is less than $20,000,000, the exercise price of the warrant shall be 50% of the purchase price per share of the Equity Securities offered.  Warrants issued in connection with the subscription agreements were 450,000 and 0 in the three months ended March 31, 2010 and 2009, respectively.

The Company has also issued warrants to purchase 500,000 shares of common stock at $0.50 per share to a director of the Company as compensation for services rendered in connection with the reverse merger and financing consented to by a majority of the stockholders of the Company.

As of March 31, 2010, there are warrants to purchase 1,600,000 shares of the Company’s common stock outstanding with expiration dates ranging from February 2013 through March 2015.

	March 31,	March 31,
Shares underlying warrants issued:	2010	2009

Beginning balance	650,000	450,000
Shares granted	950,000	-
Ending balance	1,600,000	450,000

(5)	Stock-Based Compensation

The Company’s 2010 Equity Incentive Plan (the “Plan”), which is not yet received shareholder-approval, permits the grant of share options and shares to its employees and affiliates for up to 2,000,000 shares of common stock. The Company believes that such awards better align the interests of its employees and affiliates with those of its stockholders. Option awards are generally granted with an exercise price that approximates the market price of the Company’s stock at the date of grant.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(5)	Stock-Based Compensation (Continued)

The Company has granted and issued the stock options in the financial statements as shareholder approval is nothing more than an administrative matter, consistent with ASC 718, “Stock Compensation,”

On January 7, 2010, the Company issued options to purchase 245,000 shares of common stock of the Company at $0.50 per share as part of an employment agreement with our Chief Financial Officer.  The option vests at 2.78% per month over a 36 month period.  The option expires 7 years from the date of grant.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Because the Black-Scholes option valuation model incorporate ranges of assumptions for inputs, those ranges are disclosed. Expected volatilities are based on implied volatilities from traded options on the companies in the industry that are very similar to Z&Z, and other factors. The Company uses historical data of reference companies to estimate option exercise and employee termination within the valuation model. The expected term of options granted is derived from estimates and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Assumptions used to calculate the fair value of the options issued was as follows:

Three months ended March 31, 2010

Expected life in years	3-7
Stock price volatility	100% to 263%
Risk free interest rate	1.62
Expected dividends	None
Forfeiture rate	0%

A summary of option activity as of March 31, 2010 and changes during the three months ended presented below:

	Shares	Weighted Exercise Price	Remaining Contractual Term

Outstanding - January 1, 2010	-	$-	-
Shares granted	245,000	0.50	7
Exercised	-	-	-
Forfeited	-	-	-
Outstanding – March 31, 2010	245,000	0.50	6.75
Exercisable – March 31, 2010	20,433	$0.50	6.75

There were no options exercised during the three months ended March 31, 2010 and 2009. There is approximately $1,880 of unvested compensation at March 31, 2010.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(6) Income Taxes

The provision for income taxes for the periods ended March 31, 2010, and 2009, was as follows (using a 42.8 percent effective Federal and state income tax rate):

	2010	2009

Current Tax Provision:
Federal and state-
Taxable income	$-	$-
Total current tax provision	$-	$-

Deferred Tax Provision:
Federal and state-
Loss carryforwards	$(14,375)	$(1,308)
Valuation allowance	14,375	1,308
Total deferred tax provision	$-	$-

The Company had deferred income tax assets as of March 31, 2010, and 2009, as follows:

	2010	2009

Loss carryforwards	$(82,143)	$(42,456)
Less - valuation allowance	82,143	42,456
Total net deferred tax assets	$-	$-

As of March 31, 2010 and 2009, respectively, the Company had net operating loss carryforwards for income tax reporting purposes of approximately $82,143 and $42,456 that may be offset against future taxable income.   Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business.  Therefore, the amount available to offset future taxable income may be limited.

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future.  Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

The Company is primarily subject to U.S. federal and state income tax.  As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), the Company performed an analysis of its previous tax filings and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of March 31, 2010 and 2009.

Future changes in the unrecognized tax benefit are not expected to have an impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change within the next twelve months. The Company will continue to classify income tax penalties and interest, if any, as part of interest and other expenses in its statements of operations. The Company has incurred no interest or penalties as of March 31, 2010.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(7)	Commitments and Contingencies

The Company has executed three year employment contracts with Thomas Gardener, Filiberto Zadini, Giorgio Zadini and Aaron Sandoval, each with a salary and salary increases at the discretion of the Board of Directors not to exceed 10% per annum or the previous calendar year's percentage increase in the Consumer Price Index, whichever is greater. The contracts are not in effect until the Company raises the equity financing with an aggregate gross proceeds to the Company of at least $2,500,000.  Effective March 22, 2010, Mr. Sandoval resigned all positions with the company, effective immediately.

 Mr. Gardner has signed an amended contract that will pay him $144,000 per year effective upon closure of the Trist merger agreement.  Mr. Selawski, our Chief Financial Officer, has also executed an amended contract that will pay him $144,000 per year upon closure of the Trist merger agreement.

The Company has executed a contract in May 2008 with The University of California (the “University”), on behalf of its Los Angeles Campus under which the University shall conduct a laboratory study to demonstrate the efficacy of the Company’s biocompatible emulsifiers on atherosclerotic lesions.  The contract calls for progress payments upon the completion of various stages of the study and the total obligation to the University for completion of the study totals $200,600.  To date, a total of $190,150 has been paid on the contract.

(8)	Related Party Transactions

The Company had previously executed Notes Payable totaling $200,000 to two directors of the Company for contribution of certain intellectual property.  On March 21, 2010, the Company and the note holders agreed to cancellation of the obligation without recourse.  The disinterested members of the Board of Directors ratified this action.

(9)	Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 17, 2010, the date the financial statements were issued.

On April 23, 2010, the Board approved an amendment to all subscription warrants setting the pre-merger price at $0.50 per share and making them immediately exercisable.  The respective expiration dates remain unchanged.
May 14, 2010, the Company completed its reverse merger transactions with Trist Holdings, Inc. (“Trist”), Immediately after the closing of the merger, Trist closed a capital raise transaction through the placement of $1.5 million in 2.5% Senior Secured Convertible Notes which mature 4 years after issuance. Interest on the Convertible Notes, which will accrue at the rate of 2.5% per year, is not payable until maturity or conversion, and is payable in cash or common stock. Also, Trist has changed its name to AtheroNova Inc. to more accurately reflect the Company's emphasis in the healthcare market and anticipates that the Company will begin trading under a new symbol on the OTC Bulletin Board in the coming days.

At the closing, pursuant to the terms of the Merger Agreement dated March 26, 2010, by and among Trist, Z&Z and Z&Z Merger Corp., all of the outstanding shares, warrants and options of Z&Z were exchanged for shares of, and warrants and options to purchase, Trist's Super-Voting Common Stock. Each share of Trist's Super-Voting Common Stock will automatically convert into 50 shares (on a pre-reverse split basis) of Trist's Common Stock upon the consummation of a 200-for-1 reverse split of Trist's Common Stock. As a result of the merger, Z&Z stockholders own 88,575,048 shares of Trist's Super-Voting Common Stock (22,143,763 shares of Trist's Common Stock on a post-reverse split basis), or approximately 97.6% of the total shares outstanding.

Z&Z Medical Holdings, Inc.
 (A Development Stage Company)
Notes to Financial Statements

(9)           Subsequent Events (Continued)

The Convertible Notes are convertible into 3,817,594 shares of common stock (on a post-reverse split basis), excluding accrued interest, which may also be paid in stock. If held to maturity and all accrued interest is paid in common stock an additional 381,759 shares would be issued.

The purchasers of the Convertible Notes also received Warrants to purchase another 1,908,797 shares of common stock (on a post-reverse split basis) at an exercise price of $0.39 per share (on a post-reverse split basis). The shares of Trist's Common Stock issuable upon conversion (excluding the conversion of accrued interest) and exercise of the Notes and Warrants represent approximately 17.6% of the Company's outstanding capital stock as of the closing of the capital raise transaction on a fully-diluted basis.

As a result of the merger and the capital raise transaction, Z&Z stockholders own 80.8% of Trist's fully-diluted Common Stock, Trist stockholders immediately prior to the merger own 1.6% of Trist's fully-diluted Common Stock and the holders of Convertible Notes and Warrants issued in the capital raise transaction own 17.6% of Trist's fully-diluted Common Stock.